Exhibit 99.1

FOR IMMEDIATE RELEASE Tuesday, January 26, 2016	COMPANY CONTACT: Shannon Okinaka, EVP & CFO - (808) 835-3700 Shannon.Okinaka@HawaiianAir.com INVESTOR RELATIONS CONTACT: Ashlee Kishimoto, Sr. Director - (808) 838-5421 Ashlee.Kishimoto@HawaiianAir.com

MEDIA RELATIONS CONTACT: Alison Croyle, Director - (808) 835-3886 Alison.Croyle@HawaiianAir.com

Hawaiian Holdings Reports 2015 Fourth Quarter and Full Year Financial Results

HONOLULU — January 26, 2016 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the fourth quarter and full year 2015.

·                  GAAP net income in the fourth quarter grew to $37.9 million or $0.66 per diluted share, a year-over-year increase of $26.8 million or $0.49 per diluted share. For the full year, GAAP net income grew to $182.6 million or $2.98 per diluted share, a year-over-year increase of $113.7 million or $1.88 per diluted share.
·                  Adjusted net income in the fourth quarter grew to $48.5 million or $0.85 per diluted share, an increase of $22.4 million or $0.45 cents per diluted share year-over-year. For the full year, adjusted net income grew to $189.3 million or $3.09 per diluted share compared to $97.1 million or $1.55 per diluted share in the prior year.
·                  GAAP pre-tax margin increased to 10.7% and 12.7% for the fourth quarter and full year 2015, respectively.
·                  Adjusted pre-tax margin increased to 13.8% and 13.2% for the fourth quarter and full year 2015, respectively.
·                  The Company lowered its leverage ratio to 2.7x in 2015 while maintaining a strong cash position of $560 million in unrestricted cash, cash equivalents, and short-term investments.

“Our fourth quarter results finish off a great year for Hawaiian,” said Mark Dunkerley, Hawaiian Airlines president and chief executive officer. “The low cost of fuel, robust demand in all of our major geographies, manageable industry capacity growth between the US mainland and Hawai‘i in the second half of the year, and the wonderful customer service delivered by my colleagues on the ground and in the air have combined for a record setting 2015. The strong financial results validate the decision we made to grow rapidly in the last five years. The cash flow we generated in 2015 was used to pay down a portion of the debt we took on to finance our growth and for the further strengthening of our balance sheet. Looking forward, our outlook is for these positive trends to continue and the headwind of a strong US dollar in our international markets to decelerate, giving us a measure of confidence that 2016 will be an even better year for our business.”
Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of December 31, 2015 the Company had:

·                  Unrestricted cash, cash equivalents and short-term investments of $560 million.
·                  Outstanding debt and capital lease obligations of approximately $772 million consisting of the following:
·                  $559 million outstanding under secured loan agreements to finance a portion of the purchase price for 9 Airbus A330-200 aircraft.
·                  $118 million outstanding under secured loan agreements to finance a portion of the purchase price for 15 Boeing 717-200 aircraft.
·                  $95 million in capital lease obligations to finance the acquisition of an Airbus A330-200, two Boeing 717-200 aircraft and aircraft-related equipment.
·                  $0.3 million of outstanding Convertible Senior Notes.

The Company early retired $124 million (principal balance) of existing debt in the fourth quarter. Early debt repurchases and debt retirement for the full year 2015 totaled $195 million (principal balance).

In addition, the Company repurchased 0.1 million shares or $2.5 million of common stock in the fourth quarter. Full year repurchases totaled 1.7 million shares or $40.2 million of common stock under its current $100 million stock repurchase program.

2015 Highlights

 Operational

·	Ranked as one of the top domestic airlines by Travel + Leisure for 2015.

·	Ranked #1 nationally for on-time performance for the 12-months ended November 2015 by the U.S. Department of Transportation Air Travel Consumer Report.

·	Flew a record 10.7 million passengers in 2015, a 4.7% increase over the previous year.

·	Ratified two agreements for five-year contracts with the International Association of Machinists and Aerospace Workers (IAM), increasing compensation for 2,200 employees.

New routes and increased frequencies

·
Expanded summer seasonal service from California (Los Angeles and Oakland) to Kaua‘i and Kona in 2015 and announced the return of seasonal service in 2016 with an increase to daily service between Los Angeles and Kaua‘i.

·
Announced expanded service to Japan with a fourth non-stop destination from Honolulu with daily non-stop service between Honolulu and Tokyo's Narita International Airport (NRT) beginning July 22, 2016.

Product and loyalty

·	Announced a new A330 premium cabin with 180-degree lie-flat seats beginning in 2016.

·	Completed the comprehensive interior retrofit for the Boeing 717-200 aircraft fleet.

·	Debuted a new on-board safety video featuring Hawaiian Airlines crew members and their families taking guests on a journey to their favorite locations throughout the Hawaiian islands.

·	Official airline of the Oakland Raiders for the 2015 National Football League season.

Fleet and financing

·	Added three A330-200 aircraft under lease financing and returned two Boeing 767-300 aircraft at the end of their leases.

·	Entered into a six-year lease agreement for one A330-200 aircraft with a delivery date of summer 2016.

·	Purchased three ATR 72 turbo-prop aircraft in an all-cargo configuration for expansion of Hawaiian's cargo service.

First Quarter and Full Year 2016 Outlook

The table below summarizes the Company’s expectations for the first quarter ending March 31, 2016 and the full year ending December 31, 2016, expressed as an expected percentage change compared to the results for the quarter ended March 31, 2015 or the year ended December 31, 2015, as applicable (the results for which are presented for reference).

	First Quarter
Item	2015	First Quarter 2016 Guidance
Cost per ASM Excluding Fuel (cents)	8.46	Up 3% to up 6%
Operating Revenue Per ASM (cents)	12.77	Down 1.5% to up 1.5%
ASMs (millions)	4,229.7	Up 2.5% to up 4.5%
Gallons of jet fuel consumed (millions)	57.0	Up 1% to up 3%
Economic fuel cost per gallon (a)	$2.21	$1.50 to $1.60

	Full Year
Item	2015	Full Year 2016 Guidance
Cost per ASM Excluding Fuel (cents)	8.31	Up in the low single digit range
ASMs (millions)	17,726.3	Up 2.5% to up 5.5%
Gallons of jet fuel consumed (millions)	234.2	Up 1.5% to up 4.5%
Economic fuel cost per gallon (a)	$2.04	$1.35 to $1.45

(a) Economic fuel cost per gallon estimates are based on the January 25, 2016 fuel forward curve.

Investor Conference Call

Hawaiian Holdings’ quarterly and full year earnings conference call is scheduled to begin today (January 26, 2016) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived and available for 90 days on the Company’s investor website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for 11 years (2004-2014) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 87th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands, with a total of more than 200 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding cost per available seat mile excluding fuel, available seat miles, gallons of jet fuel consumed and economic fuel cost per gallon, each for the quarter ending March 31, 2016 and full year ending December 31, 2016; the Company's expectations regarding operating revenue per available seat mile for the quarter ending March 31, 2016; the statement of the Company's CEO regarding expectations for 2016; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change
	(unaudited)
Operating Revenue:
Passenger	$500,149	$503,257	(0.6)%	$2,025,610	$2,045,052	(1.0)%
Other	74,005	71,582	3.4%	291,857	269,827	8.2%
Total	574,154	574,839	(0.1)%	2,317,467	2,314,879	0.1%
Operating Expenses:
Aircraft fuel, including taxes and delivery	88,399	150,756	(41.4)%	417,728	678,253	(38.4)%
Wages and benefits	129,631	113,005	14.7%	499,506	447,446	11.6%
Aircraft rent	28,921	27,324	5.8%	115,653	106,422	8.7%
Maintenance materials and repairs	56,136	57,617	(2.6)%	224,648	225,619	(0.4)%
Aircraft and passenger servicing	29,501	29,851	(1.2)%	117,449	122,780	(4.3)%
Commissions and other selling	28,529	28,395	0.5%	119,746	122,518	(2.3)%
Depreciation and amortization	26,804	25,414	5.5%	105,581	96,374	9.6%
Other rentals and landing fees	24,248	22,047	10.0%	95,055	87,902	8.1%
Purchased services	21,294	17,568	21.2%	81,838	73,386	11.5%
Other	31,845	25,530	24.7%	114,160	109,047	4.7%
Total	465,308	497,507	(6.5)%	1,891,364	2,069,747	(8.6)%
Operating Income	108,846	77,332	40.8%	426,103	245,132	73.8%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(12,936)	(16,129)		(55,678)	(64,240)
Interest income	759	596		2,811	1,684
Capitalized interest	295	1,440		3,261	8,024
Losses on fuel derivatives	(31,261)	(34,965)		(59,931)	(63,471)
Loss on extinguishment of debt	(4,762)	(3,885)		(12,058)	(3,885)
Other, net	505	(5,993)		(8,820)	(9,797)
Total	(47,400)	(58,936)		(130,415)	(131,685)
Income Before Income Taxes	61,446	18,396		295,688	113,447
Income tax expense	23,546	7,297		113,042	44,521
Net Income	$37,900	$11,099		$182,646	$68,926
Net Income Per Common Stock Share:
Basic	$0.71	$0.20		$3.38	$1.29
Diluted	$0.66	$0.17		$2.98	$1.10
Weighted Average Number of Common Stock Shares Outstanding:
Basic	53,335	54,282		54,031	53,591
Diluted	57,591	66,225		61,256	62,822

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three Months Ended December 31,					Twelve Months Ended December 31,
	2015		2014		% Change	2015		2014		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (c) :
Revenue passengers flown	2,655		2,554		4.0%	10,665		10,191		4.7%
Revenue passenger miles (RPM)	3,634,033		3,508,723		3.6%	14,450,564		13,910,804		3.9%
Available seat miles (ASM)	4,383,706		4,266,924		2.7%	17,710,309		17,062,264		3.8%
Passenger revenue per RPM (Yield)	13.76	¢	14.34	¢	(4.0)%	14.02	¢	14.70	¢	(4.6)%
Passenger load factor (RPM/ASM)	82.9%		82.2%		0.7 pt.	81.6%		81.5%		0.1 pt.
Passenger revenue per ASM (PRASM)	11.41	¢	11.79	¢	(3.2)%	11.44	¢	11.99	¢	(4.6)%
Total Operations (c) :
Revenue passengers flown	2,658		2,554		4.1%	10,673		10,195		4.7%
RPM	3,639,219		3,510,682		3.7%	14,462,191		13,921,147		3.9%
ASM	4,391,792		4,269,031		2.9%	17,726,322		17,073,630		3.8%
Passenger load factor (RPM/ASM)	82.9%		82.2%		0.7 pt.	81.6%		81.5%		0.1 pt.
Operating revenue per ASM (RASM)	13.07	¢	13.47	¢	(3.0)%	13.07	¢	13.56	¢	(3.6)%
Operating cost per ASM (CASM)	10.59	¢	11.65	¢	(9.1)%	10.67	¢	12.12	¢	(12.0)%
CASM excluding aircraft fuel (b)	8.58	¢	8.12	¢	5.7%	8.31	¢	8.15	¢	2.0%
Aircraft fuel expense per ASM (a)	2.01	¢	3.53	¢	(43.1)%	2.36	¢	3.97	¢	(40.6)%
Revenue block hours operated	42,488		42,350		0.3%	173,546		166,362		4.3%
Gallons of jet fuel consumed	58,008		57,865		0.2%	234,183		230,199		1.7%
Average cost per gallon of jet fuel (actual) (a)	$1.52		$2.61		(41.8)%	$1.78		$2.95		(39.7)%
Economic fuel cost per gallon (a)(d)	$1.80		$2.84		(36.6)%	$2.04		$3.03		(32.7)%

(a)          Includes applicable taxes and fees.
(b)         Represents adjusted unit costs, a non-GAAP measure. The Company believes this is a useful measure because it better reflects its controllable costs. See Table 4 for a reconciliation of operating expenses excluding aircraft fuel.
(c)          Includes the operations of the Company's contract carrier under a capacity purchase agreement.
(d)    See Table 3 for a reconciliation of economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
	(in thousands, except per-gallon amounts)			(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$88,399	$150,756	(41.4)%	$417,728	$678,253	(38.4)%
Realized losses on settlement of fuel derivative contracts	16,025	13,835	15.8%	60,946	20,365	199.3%
Economic fuel expense	$104,424	$164,591	(36.6)%	$478,674	$698,618	(31.5)%
Fuel gallons consumed	58,008	57,865	0.2%	234,183	230,199	1.7%
Economic fuel costs per gallon	$1.80	$2.84	(36.6)%	$2.04	$3.03	(32.7)%

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per-share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel and interest rate derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts. Excluding the impact of these derivative adjustments allows investors to better analyze the Company's operational performance and compare the Company's results to other airlines in the periods presented below.

•
Loss on extinguishment of debt, net of tax, is excluded to allow investor to better analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented below.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2015		2014		2015		2014
	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share
As reported—GAAP	$37,900	$0.66	$11,099	$0.17	$182,646	$2.98	$68,926	$1.10
Add: changes in fair value of derivative contracts, net of tax	7,781	0.14	12,679	0.19	(609)	(0.01)	25,864	0.41
Add: loss on extinguishment of debt, net of tax	2,857	0.05	2,331	0.04	7,235	0.12	2,331	0.04
Adjusted net income	$48,538	$0.85	$26,109	$0.40	$189,272	$3.09	$97,121	$1.55

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Income Before Income Taxes, as reported	$61,446	$18,396	$295,688	$113,447
Add: changes in fair value of derivative contracts	12,968	21,131	(1,015)	43,107
Add: loss on extinguishment of debt	4,762	3,885	12,058	3,885
Adjusted Income Before Income Taxes	$79,176	$43,412	$306,731	$160,439

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(in thousands, except as otherwise indicated)
GAAP operating expenses	$465,308	$497,507	$1,891,364	$2,069,747
Less: aircraft fuel, including taxes and delivery	(88,399)	(150,756)	(417,728)	(678,253)
Adjusted operating expenses—excluding aircraft fuel	$376,909	$346,751	$1,473,636	$1,391,494
Available Seat Miles	4,391,792	4,269,031	17,726,322	17,073,630
CASM—GAAP	10.59 ¢	11.65 ¢	10.67 ¢	12.12 ¢
Less: aircraft fuel	(2.01)	(3.53)	(2.36)	(3.97)
CASM—excluding aircraft fuel	8.58 ¢	8.12 ¢	8.31 ¢	8.15 ¢

Pre-tax margin
The Company excludes unrealized (gains) losses from fuel derivative contracts and losses on extinguishment of debt from pre-tax margin for the same reasons as described above.

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Pre-Tax Margin, as reported	10.7%	3.2%	12.7%	4.9%
Add: changes in fair value of derivative contracts	2.3%	3.7%	—%	1.8%
Add: loss on extinguishment of debt	0.8%	0.7%	0.5%	0.2%
Adjusted Pre-Tax Margin	13.8%	7.6%	13.2%	6.9%

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts, the interest rate derivative contract and losses on extinguishment of debt from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons as described above. Management believes this metric is helpful to investor in assessing the Company’s overall debt.

	Twelve months ended
	December 31, 2015
Debt and capital lease obligations	$772,144
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	809,571
Adjusted debt and capital lease obligations	$1,581,715

EBITDAR:
Income Before Income Taxes	$295,688
Add back:
Interest and amortization of debt expense	55,678
Depreciation and amortization	105,581
Aircraft rent	115,653
EBITDAR	$572,600

Adjustments:
Add: changes in fair value of derivative contracts	(1,015)
Add: Loss on extinguishment of debt	12,058
Adjusted EBITDAR	$583,643

Leverage Ratio	2.7	x